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                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 30.  Other Expenses of Issuance and Distribution.

          The expenses expected to be incurred in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are set forth below. All such expenses, except for the filing fee, are estimated.

         Item                                               Amount*

         SEC Registration Fee                               $[        ]
         Blue Sky Fees and Expenses                         $[        ]
         Legal Fees and Expenses                            $[        ]
         Accounting Fees and Expenses                       $[        ]
         Trustee's Fees and Expenses                        $[        ]
         Printing and Engraving Fees                        $[        ]
         Rating Agency Fees                                 $[        ]
         Miscellaneous                                      $[        ]
                                                            --------
                                                            $[        ]
- -----------
*To be provided by amendment

Item 31.  Sales to Special Parties.

          Not applicable.

Item 32.  Recent Sales of Unregistered Securities.

          Not applicable.

Item 33.  Indemnification of Directors and Officers.

          Section 145 of the General Corporation Law of the State of Delaware empowers a corporation to indemnify any person who was or is a party or witness or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise. Depending on the character of the proceeding, a corporation may indemnify itself against expenses, costs and fees (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person indemnified acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. If the person indemnified is not wholly successful in such action, suit or proceeding, but is successful, on the merits or otherwise, in one or more but less than all claims, issues or matters in such proceeding, he or she may be indemnified against expenses actually and reasonably incurred in connection with each successfully resolved claim, issue or matter. In the case of an action or suit by or in the right of the corporation, no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Section 145 provides that to the extent a director, officer, employee or agent or a corporation has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorney's fees) actually and reasonably incurred by him or her in connection therewith.

          The Certificate of Incorporation of the Registrant provides that no Director of the Registrant shall be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a Director; provided, however, that this limitation of liability of a Director shall not apply with respect to (i) any breach of the Director's duty of loyalty to the Registrant or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) any liability arising under Section 174 of the General Corporation Law of the State of Delaware and (iv) for any transaction from which the Director derives an improper personal benefit. The Bylaws of the Registrant are silent as to the indemnification of officers and directors.

          Reference  is made to the  form of  Underwriting  Agreement  filed  as
Exhibit 1.1 hereto for provisions relating to the indemnification of directors, officers and controlling persons against certain liabilities including liabilities under the Securities Act of 1933, as amended.

Item 34.  Treatment of Proceeds from Stock Being Registered.

          Not applicable.

Item 35.  Financial Statements and Exhibits.


                  1.1(1)   Form of Underwriting Agreement
                  3.1*     Certificate of Incorporation of Lehman Structured
                           Securities Corp. as currently
                           in effect
                  3.2*     Bylaws of Lehman Structured Securities
                           Corp. as currently in effect
                  4.1(2)   Form of Pooling and Servicing Agreement
                           (relating to the Underlying Class E Certificates)
                  4.2      Form of Trust Agreement (relating to the
                           Certificates)
                  4.3(3)   Form of Collateral Security Agreement
                  5.1*     Opinion of Cadwalader, Wickersham & Taft
                           as to legality (including the consent of such firm)
                  8.1*     Opinion of Cadwalader, Wickersham & Taft as
                           to certain tax matters (including the consent of such firm)
                  24.1*    Consent of Cadwalader, Wickersham & Taft
                           (included in Exhibits 5.1 and 8.1)
                  25.1(4)  Power of Attorney



- ----------
(1) Incorporated herein by reference to Amendment No. 1 to Registration Statement on Form S-11 (Reg. No. 33-13986), filed with the Commission on November 12, 1987, Exhibit 1.1.

(2) Incorporated by reference to Amendment No. 2 to Registration Statement on Form S-11 (Reg. No. 33-82066), filed with the Commission on September 26, 1994, Exhibit 4.1.

(3) Incorporated by reference to Amendment No. 2 to Registration Statement on Form S-11 (Reg. No. 33-82066), filed with the Commission on September 26, 1994, Exhibit 4.2

(4)  Located on the signature page of this Registration Statement.

*    To be provided by amendment.

Item 36.  Undertakings.

          A.   Undertaking pursuant to Rule 415.
               --------------------------------

          Not applicable.

          B.   Undertaking in Respect of Indemnification
               -----------------------------------------

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant, pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant, as the case may be, will, unless in the opinion of its counsel that the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the act and will be governed by the final adjudication of such issue.

          C.   Undertaking pursuant to Rule 430A.
               ---------------------------------

          The Registrant hereby undertakes:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on August 12, 1996.



                                             LEHMAN STRUCTURED SECURITIES CORP.

                                                    /s/ Michael J. O'Hanlon
                                             By:    Michael J. O'Hanlon
                                                    Chairman of the Board

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Theodore P. Janulis and Michael J. O'Hanlon, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for and in his name, place and stead, in any and all capacities to sign any or all amendments (including post-effective amendments) to this Registration Statement and any or all other documents in connection therewith, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as might or could be done in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated.

    Signature                      Position
    ---------                      --------

/s/ Michael J. O'Hanlon
Michael J. O'Hanlon          Chairman of the Board, Principal Executive Officer

/s/ Theodore P. Janulis
Theodore P. Janulis          President, Director

/s/ David Goldfarb
David Goldfarb               Principal Accounting Officer

/s/ Charles Hintz
Charles Hintz                Principal Financial Officer

                                 EXHIBITS INDEX

Exhibit                                                              Sequential
Number        Description of Exhibit                                 Page Number
- ------        ----------------------                                 -----------


  1.1(1)      Form of Underwriting Agreement
  3.1*        Certificate of Incorporation of Lehman Structured
              Securities Corp. as currently
              in effect
  3.2*        Bylaws of Lehman Structured Securities
              Corp. as currently in effect
  4.1(2)      Form of Pooling and Servicing Agreement
              (relating to the Underlying Class E Certificates)
  4.2         Form of Trust Agreement (relating to the
              Certificates)
  4.3(3)      Form of Collateral Security Agreement
  5.1*        Opinion of Cadwalader, Wickersham & Taft
              as to legality (including the consent of such firm)
  8.1*        Opinion of Cadwalader, Wickersham & Taft as
              to certain tax matters (including the consent of
              such firm)
  24.1*       Consent of Cadwalader, Wickersham & Taft
              (included in Exhibits 5.1 and 8.1)
  25.1(4)     Power of Attorney


- ----------


(1) Incorporated herein by reference to Amendment No. 1 to Registration Statement on Form S-11 (Reg. No. 33-13986), filed with the Commission on November 12, 1987, Exhibit 1.1.

(2) Incorporated by reference to Amendment No. 2 to Registration Statement on Form S-11 (Reg. No. 33-82066), filed with the Commission on September 26, 1994, Exhibit 4.1.

(3) Incorporated by reference to Amendment No. 2 to Registration Statement on Form S-11 (Reg. No. 33-82066), filed with the Commission on September 26, 1994, Exhibit 4.2.

(4)  Located on the signature page of this Registration Statement.

*    To be provided by amendment.

                                   EXHIBIT 4.2